                                                                  EXHIBIT 10.10

Certain portions of this exhibit have been omitted based upon a request for confidential treatment. The omitted portions of this exhibit have been separately filed with the Securities and Exchange Commission.

               LICENSE, MANUFACTURING AND DISTRIBUTION AGREEMENT
               -------------------------------------------------


          This agreement is made between:

          Mr. Gert Kristensen and Mr. Peter Albrecht Olsen, address Nivavaenge 173, DR-2990 Niva, Denmark and Mr. Klaus Fredskilde, address Staget 24, DK-3070 Snekkeasten, Denmark hereinafter jointly referred to as "Danish Inventors" and Mr. Pertti Tormala, address Runeberginkatu 3 A, SF-33710 Tampere, Finland, Mr. Markku Tamminmaki, address Kukkolankatu 23, SF-33400 Tampere, Finland and Mrs. Marja Pellinen, address Aaltosenkatu 31-33 B 12, SF-33500 Tampere, Finland hereinafter jointly referred to as "Finnish Inventors"

          and

          Biocon Oy (including its subsidiaries, daughter companies or corresponding), whose registered office is at Runeberginkatu 3 A, Sf-33710 Tampere, Finland hereinafter referred to as "Biocon".

          All the above inventors and Biocon are hereinafter jointly referred to as "parties".

          1.  BACKGROUND

          The Finnish Inventors, Gert Kristensen, Peter Albrecht Olsen and Biocon Oy are developing in cooperation a [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

          The invention is based on [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]. Biocon Oy is the owner of patents and know-how relating to said products.

          The cooperation has proceeded on such a level that the patent application shall be filed for the device in near future.

          The Parties are developing together [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

          The parties to this agreement define in this agreement the rights and duties of parties to INSTRUMENT.

          2.  DEFINITIONS

          In this agreement:

          a) [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

          b) [CONFIDNETIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

          c)  "Exclusive Territory'' shall mean the world.

          d) "Confidential information" shall mean all scientific, commercial or technical data and information including but not limited to information relating to market reports and surveys, customer lists, trade secrets, documents, correspondence, methods, skills, practices, training, procedures, research, machinery, equipment, instruments, expertices, discoveries, inventions, improvements, data drawings, designs, calculations, specifications, techniques and processes regarding the INSTRUMENT.

          3.  OBJECT OF THE AGREEMENT

          The parties hereby grant to Biocon the exclusive right to manufacture or to have manufactured the INSTRUMENT in the Exclusive Territory. The parties hereby also grant to Biocon the exclusive right to use and sell the INSTRUMENT in the Exclusive Territory.

          The parties undertake to conduct research and development work and to use their best efforts in order to develop further and improve the characteristics of the instrument.

          The parties shall provide Biocon with such information, specifications and data with respect to the INSTRUMENT as shall be necessary to improve Biocon's potentiality to carry out the targets in this agreement.

          The parties agree to keep Biocon continuously informed of all research and development results in regard to the INSTRUMENT during the development process.

          The rights granted to Biocon include any additional modifications and improvements of the INSTRUMENT.

          Biocon shall inform the parties about any changes and improvements of the DEVICE and INSTRUMENT.

          After the agreement of Biocon the parties can participate in international congresses and present research results [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

          4.  SUBLICENSES

          Biocon will negotiate with a manufacturing company (the Company A) to grant for it the exclusive right to manufacture INSTRUMENTS for Biocon. Biocon is also entitled to grant sublicenses at its sole discretion to use and to sell INSTRUMENTS within the Exclusive Territory. Such sublicensing shall not relieve Biocon of any obligation under this Agreement. Biocon must include in possible license agreements the paragraph that the Danish and Finnish Inventors are entitled to the royalties of all marketed INSTRUMENTS according to this Agreement regardless which company manufactures or markets the products. Biocon is obliged to inform the parties of sublicenses.

          5.  PATENTS

          Biocon is entitled at its own expense and at its sole discretion to take any and all necessary measures in order to file for patents for the INSTRUMENT in the Exclusive Territory. In the patent applications the Danish and Finnish Inventors shall be reported as the inventor and Biocon as the applicant.

          Biocon is also entitled to register this agreement with the proper patent and other authorities as such time as the registration is possible in accordance with the legislation of the country in question. The Danish and Finnish Inventors undertake to provide Biocon with all necessary authorization and documents for these purposes. The Danish and Finnish Inventors are entitled to receive a copy of all patent applications filed by Biocon.

          6.  COMMISSION

          6.1.  Commission to be paid by Biocon

          In consideration of the licenses granted by the parties to Biocon in accordance with the terms and conditions in this agreement, Biocon agrees to pay the Danish and Finnish Inventors a royalty net of any withholding company taxes as follows:

          The amount of the royalty shall be [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of the INSTRUMENTS sold by Biocon whilst the patent applications are still pending and not a single patent has been granted. This royalty shall be divided within the teams as follows:

          - [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

          - [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

          Provided that the patents in accordance with the above terms shall be granted Biocon agrees retroactively to pay the Danish and Finnish Inventors an additional royalty of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of the INSTRUMENTS sold by Biocon for the period from signing this agreement until the granting of the said patent. This royalty shall be divided within the team on such a manner that the Danish Inventors shall receive of the total royalty of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] and the Finnish Inventors [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

          The term "net selling price" means the gross amount billed for Products less trade or quantity discounts, transportation charges or allowances, credits or allowances, any tax, excise or other governmental charge upon the production, sale, transportation, delivery of use of said Products.

          6.2.  Commission to be paid by Company A.

          Biocon is obliged to include in agreement with Company A the paragraph that the Company A shall pay to the Danish and Finnish [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY]

WITH THE SECURITIES AND EXCHANGE COMMISSION]. These royalties are defined in the similar way as the royalties to be paid by Biocon defined in paragraph 6.1. The royalties to be paid by Company A will be divided by Danish and Finnish Inventors in the similar way as the royalties to be paid by Biocon.

          6.3.  Minimum royalty

          Biocon and Company A are jointly obliged to pay at equal basis to the Danish and Finnish Inventors the following minimum royalty. Irrespective of sales actually made by Biocon and Company A, the minimum royalties payable to the Danish and Finnish Inventors shall not be less than

          - [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] in the first 12 month after initial presentation by any research group of results in a congress or paper which results show that Instrument is recommendable for surgical use.

          - [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] US Dollars in the next 12 month

          - [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] US Dollars in the next 12 month and [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] in each succeeding 12 months that this agreement subsists.

          The right to such a part of a minimum royalty which has not accrued as aforesaid shall accrue at the end of each 12 months.

          6.4. Terms of paying

          The royalties shall be paid annually no later than 90 days after the end of such period as evidenced by statements provided by Biocon and Company A for the previous period. Delay in payment results in payment of interest of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] delay.

          7.  ACCOUNTS AND RECORDS

          Biocon will keep at its principal place of business full and accurate accounts and records of all relevant invoices and other documents connected with the manufacture and sale of the INSTRUMENT including all such particulars as will enable the royalty to be determined and will, at reasonable times permit a chartered accountant nominated by the Danish or Finnish Inventors to inspect such documents in the possession or control of Biocon which relate in a relevant information relating to such documents and such other information as may be necessary or appropriate to enable the amount of royalties to be calculated.

          8.  TRADEMARK

          Biocon is entitled to use any trademark of its choice for the INSTRUMENT upon informing the parties.

          9.  UNFAIR COMPETITION AND INFRINGEMENT OF RIGHTS

          The parties shall inform one another of all acts of unfair competition and all infringements of patents or similar rights which have come to their notice. Biocon agrees to bear all expenses of any possible defensive action against such acts and infringements. The Danish and Finnish Investors agree to give Biocon all information, assistance and authority to enable Biocon to ensure the necessary legal protection.

          All damage collected or any profits from any action referred to above shall be for the sole benefit of Biocon.

          10. SECRECY AND COMPETITION CLAUSE

          The parties shall undertake to treat as strictly confidential and not to divulge to any third party any of the Confidential Information disclosed by the other party and not to make use of any such Confidential Information than in co-operation with the other parties.

          Once this agreement has been signed the Danish and Finnish Inventors shall refrain from any competitive action against Biocon whether direct or indirect as regards the INSTRUMENT or competitive products within the Exclusive Territory.

          Biocon agrees during the term of this agreement to refrain from manufacturing or selling or distributing directly or indirectly any products competing with the INSTRUMENT.

          11. CHANGES IN THE MARKET SITUATION

          In case the INSTRUMENT despite of the patent granted would face competition and provided further, that this competition would have essential effects on the market situation the parties shall conduct negotiations to agree on a reduced minimum royalty, which, however shall not be reduced below [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of the INSTRUMENTS sold by Company A and [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of the INSTRUMENTS sold by Biocon.

          On the other hand, if the sale of the INSTRUMENT becomes a great success the parties shall conduct negotiations to agree on an increased royalty.

          12. TERMS AND TERMINATION

          This agreement comes into force once it has been duly signed by the parties.

          Provided that a patent protecting the exploitation of the INSTRUMENT shall be granted this agreement shall be valid in different countries until the corresponding patent rights have been expired.

          Provided that the patent applications for the INSTRUMENT shall be rejected, or if only such patents are granted which do not actually protect the industrial exploitation of the INSTRUMENT, this agreement shall be valid for an initial period of twelve (12) years from the date hereof.

          This agreement may be terminated forthwith for cause by any party if one of the parties fails to fulfill any of its obligations under this agreement and such default is not remedied within 30 days of the date on which a written notice hereof has been dispatched, the right to ask for damages being reserved. Notice of termination shall be given by registered letter.

          The Danish and Finnish Investors shall have the option to terminate this agreement if Biocon is adjudged bankrupt or placed in the hand of receiver or otherwise enters into any scheme for composition with creditors or makes any assignment of all or substantially all its assets for the benefit of creditors.

          In case of the above termination of this agreement all patent rights and know-how belongs to the Danish and Finnish Inventors.

          13.  GOVERNING LAW AND ARBITRATION

          This agreement shall be governed by the laws of Sweden.

          Any dispute arising out of or in connection with this agreement shall finally be settled in Stockholm without recourse to any court, in accordance with the rules of conciliation and arbitration of Central Chamber of Commerce of Sweden by one or more arbitrators designated in conformity with the rules of the above Chamber.

          14.  NOVELTY

          The Danish and Finnish Inventors do not warrant the novelty of INSTRUMENT.

          15.  QUALITY OF INSTRUMENT

          The Danish and Finnish Inventors shall be entitled to inspect whether products manufactured under the license are of the required quality.

          16.  MAINTENANCE IN FORCE OF ANY PATENTS UNDER THIS AGREEMENT

          Biocon shall keep in force any patents granted for the INSTRUMENT. However, if the parties find in agreement that the patents have lost their significance, e.g. because of several competitive products with equal quality, Biocon can if it desires expire the patents.

          This agreement on 9 numbered pages (1-9), has been executed in seven original counterparts, one for Biocon, three for the Danish Inventors and three for the Finnish Inventors.



September 28, 1989



/s/ Pertti Tormala                  /s/ Peter Albrecht-Olsen
    ------------------                  ------------------------
    (Pertti Tormala)                   (Peter Albrecht-Olsen)


/s/ Markku Tamminmaki               /s/ Gert Kristensen
---------------------               -------------------
   (Markku Tamminmaki)                 (Gert Kristensen)


/s/ Marja Pellinen                  /s/ Klaus Redskilde
------------------                  -------------------
   (Marja Pellinen)                    (Klaus Redskilde)


/s/ Pertti Tormala
------------------
BIOCON OY